EXHIBIT 4.1

                               CERTIFICATE OF

                            AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                    SOVEREIGN SPECIALTY CHEMICALS, INC.



          SOVEREIGN SPECIALTY CHEMICALS, INC. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The present name of the corporation is SOVEREIGN SPECIALTY CHEMICALS, INC., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is July 29, 1997.

     SECOND: The certificate of incorporation of the corporation is hereby amended by striking out Article Four thereof and by substituting in lieu thereof a new Article Four which is set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

     THIRD: The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of SOVEREIGN SPECIALTY CHEMICALS, INC., without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     FOURTH: The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     FIFTH: The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as set forth in EXHIBIT A.



Executed on this 28th day of  December, 1999


                                SOVEREIGN SPECIALTY CHEMICALS, INC.



                                By: /s/ Robert B. Covalt
                                   -------------------------------
                                Name:  Robert B. Covalt
                                Its:   Chief Executive Officer and President

                                                                  Exhibit A

                            AMENDED AND RESTATED
                            --------------------

                         ARTICLES OF INCORPORATION
                         -------------------------

                                     OF
                                     --

                    SOVEREIGN SPECIALTY CHEMICALS, INC.
                    -----------------------------------


                                ARTICLE ONE
                                -----------

          The name of the  Corporation  is Sovereign  Specialty  Chemicals,
Inc.

                                ARTICLE TWO
                                -----------

          The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE THREE
                               -------------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE FOUR
                                ------------

          The total number of shares of capital stock which the Corporation shall have authority to issue is 4,800,000 shares consisting of 2,700,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 2,100,000 shares of Non-Voting Common Stock, par value $0.01 per share ("Non-Voting Common Stock" and together with the Common Stock, "Common Shares").

          Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, each outstanding share of the Corporation's Class A Common Stock, par value $0.01 per share, and each outstanding share of the Corporation's Class B Common Stock, par value $0.01 per share, shall each without further action by the Corporation or the holder thereof be reclassified, changed and converted into 1,469.418 shares of Common Stock and 730.182 shares of Non-Voting Common Stock.

Common Shares.
-------------

          A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Common Shares is as follows:

          (A) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock or Non-Voting Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock or Non-Voting Common Stock, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions. No dividends or other distributions shall be declared or paid in shares of Common Stock or Non-Voting Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of shares of Common Stock and Non-Voting Common Stock held by them, in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock to holders of that class of stock and Non-Voting Common Stock to holders of that class of stock.

          (B) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Shares shall be entitled to share, ratably according to the number of shares of Common Stock and Non-Voting Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

          (C) Voting Rights. (1) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          (2) The holders of Non-Voting Common Stock shall not have any voting rights except as otherwise provided in this Certificate of Incorporation or required by applicable law and except that such holders shall be entitled to vote as a separate class on any amendment to this paragraph (C)(2) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation to the extent that it adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock (and does not affect the powers, preferences or special rights of holders of Common Stock in a substantially similar manner). In the event that any amendment, repeal or modification of any provision of this Certificate of Incorporation adversely affects the powers, preferences or special rights of both the holders of Common Stock and the holders of Non-Voting Common Stock in a substantially similar manner, voting with respect to such matter will be governed by paragraph
(C)(4) below.

          (3) Except as otherwise provided in paragraph (C)(2) above, on any matter on which the holders of Common Stock and the holders of Non-Voting Common Stock are entitled to vote, both classes of Common Shares entitled to vote shall vote together as a single class, and each holder of Common Shares entitled to vote shall be entitled to one vote for each share of Common Stock and one vote for each share of Non-Voting Common Stock held by such holder.

          (4) In addition to any affirmative vote required by law or by this Certificate of Incorporation, the affirmative vote or written consent of only the holders of not less than a majority of the then outstanding shares of both classes of Common Shares, voting together as a single class, shall be required for any of the following actions: (i) any increase, reduction or other change in the authorized number of shares of any class of Common Shares, (ii) the authorization of any new series or class of stock of the Corporation senior to or on a parity with Common Shares with respect to the payment of dividends or the distribution of assets on liquidation, and increases in the authorized shares of any such series or class, and (iii) any amendment to the Certificate of Incorporation that adversely affects the rights of the Common Stock and the Non-Voting Common Stock. The affirmative vote or written consent specified in the preceding sentence shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by law, by the By-Laws of the Corporation or otherwise.

          (D) Conversion. (1) Upon compliance with the provisions of paragraph (D)(3) below, any stockholder shall be entitled to convert, at any time and from time to time, any or all of the shares of Common Stock held by such stockholder into the same number of shares of Non-Voting Common Stock.

          (2) Upon compliance with the provisions of paragraph (D)(3) below, any stockholder shall be entitled to convert, at any time and from time to time, any and all shares of Non-Voting Common Stock held by such stockholder into the same number of shares of Common Stock; provided, however, that no holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates. As used in this Certificate of Incorporation, the term "Affiliate" shall mean with respect to any individual, partnership, joint venture, corporation, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person"), any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          (3)(a) Each conversion of Common Shares of the Corporation into another class of Common Shares of the Corporation shall be effected by the surrender of the certificate(s) evidencing the shares of the class of stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Common Shares) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder (as defined below) of record of its receipt of such notice. Except as otherwise provided in paragraph
(D)(3)(b), upon receipt of the notice described in the first sentence of this paragraph (D)(3)(a), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted; provided, however, that if such conversion is subject to paragraph (D)(3)(d) below, the Corporation shall not issue said certificate(s) until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease (except that in the case of a conversion subject to paragraph (D)(3)(d) below, the conversion shall be deemed effective upon expiration of the Deferral Period referred to therein), and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares. The term "Regulated Stockholder" shall mean any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y").

          (b) Notwithstanding any provision of paragraph (D)(3)(a) to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

          (c) Upon the issuance of the Converted Shares in accordance with this paragraph (D), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (d) The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or take any other action affecting the voting rights of such shares, if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder (other than the stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (D)) unless the Corporation gives written notice (the "First Notice") of such action to each such Regulated Stockholder. The Corporation will defer making any conversion, redemption, purchase or other acquisition or taking any such other action for a period of 30 days (the "Deferral Period") after giving the First Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Shares it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Common Stock, it shall notify the Corporation in writing within 20 days of the issuance of the First Notice, in which case the Corporation (i) shall promptly notify from time to time each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (ii) effect the conversion requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (D)(3)(d) at the end of the Deferral Period or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, at any time at which any shares of Common Stock or Non-Voting Common Stock are held by a Regulated Stockholder which is subject to the provisions of Regulation Y, the Corporation will not, without first giving such Regulated Stockholder 30 days prior written notice, directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock or Non-Voting Common Stock if such action will increase above 4.9% the percentage of any class of voting securities of the Corporation, or increase above 24.9% the percentage of outstanding Common Stock or Non-Voting Common Stock, owned, held or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this paragraph
(D)).

          (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Non-Voting Common Stock or its treasury shares, solely for the purpose of issuance upon conversion of shares of Common Stock and Non-Voting Common Stock, such number of shares of such class as shall then be issuable upon the conversion of all outstanding shares of Common Stock and Non-Voting Common Stock.

          (f) The issue of certificates evidencing shares of any class of Common Shares upon conversion of shares of any other class of Common Shares shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Shares converted.

          (4) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Non-Voting Common Stock, the outstanding shares of each other class of Common Shares shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Common Stock or Non-Voting Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision  or  combination),  or in  case  of  any  consolidation  of the
Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Non-Voting Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of Common Shares, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such Common Shares would exist had such event not occurred, to convert such shares into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Shares into which such Common Shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Common Shares of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Common Shares into which such Common Shares might have been converted immediately prior to such event. The Corporation shall use commercially reasonable efforts (taking into account all of the facts and circumstances it considers appropriate at the time) not to engage in any merger, consolidation or recapitalization pursuant to which any holder of shares of Non-Voting Common Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation. In the event that, after using commercially reasonable efforts to put in place alternative arrangements to a merger, consolidation or recapitalization which would cause the violations referred to in the preceding sentence to occur, the Corporation determines that such a merger, consolidation or recapitalization is to be consummated, the Corporation shall give each holder of shares of Non-Voting Common Stock not less than 30 days prior written notice of such merger, consolidation or recapitalization and upon the request of such holder, the Corporation shall use commercially reasonable efforts to assist such holder in selling all or any portion of such holder's stock or other securities of the Corporation or any successor to the Corporation.

                                ARTICLE FIVE
                                ------------

          The name and mailing address of the sole incorporator are as follows:

                NAME                     MAILING ADDRESS
                ----                     ---------------

                Maureen L. Maher         200 East Randolph Drive
                                         Suite 5700
                                         Chicago, IL  60601

                                ARTICLE SIX
                                -----------

          The corporation is to have perpetual existence.

                               ARTICLE SEVEN
                               -------------

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                               ARTICLE EIGHT
                               -------------

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                ARTICLE NINE
                                ------------

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                ARTICLE TEN
                                -----------

          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                               ARTICLE ELEVEN
                               --------------

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.